COMMERCIAL CONCEPTS, INC.
                               STOCK BONUS PROGRAM

         Commercial Concepts, Inc., a Utah corporation (the "Company"), hereby establishes this Commercial Concepts, Inc. Stock Bonus Program (the "Program") effective as of January 1, 2000. The Company intends that this Program shall authorize the officers of the Company to award bonuses of the Company's common stock to certain of its employees who meet performance standards that the officers of the Company may set. The Program is totally discretionary and the Company is under no obligation to set any performance standards should the officers so determine.

                                    ARTICLE I
                                   DEFINITIONS

         Defined terms used in this Program shall have the meanings set forth below.

         1.01 "Beneficiary" shall mean the person or person or other entity or entities that have been designated by the Participant to receive, in the event of his or her death, his or her Bonus under the Program in accordance with the Program's terms. The designation by the Participant must be on a form prescribed by the Company and must be filed with the Company prior to the Participant's death. Should the Participant fail to designate a Beneficiary, or should the designated Beneficiary(ies) fail to survive the Participant, the benefits due hereunder shall be paid to the Participant's estate. Beneficiary designations may be revoked or changed by filing a new Beneficiary designation with the Company.

         1.02 "Board" shall mean the Board of Directors of Commercial Concepts.

         1.03 "Bonus" shall mean the common stock awarded to a Participant who meets the performance standards set by the officers of the Company under the direction of the Board.

         1.04 "Committee" shall mean the Committee designated by the Board, if any, which Committee, subject to action of the Board, has complete discretion and authority with respect to the Program and its application except to the extent that this Program expressly limits such discretion. If no Committee is so designated by the Board, then the officers of the Company shall have complete discretion and authority with respect to the Program and its application except to the extent this Program expressly limits such discretion.

         1.05  "Company"   shall  mean   Commercial   Concepts,   Inc.,  a  Utah
corporation, and its corporate successors.

         1.06  "Participant"  shall mean an  employee  of the  Company,  or of a
subsidiary,   designated  by  the  officers  or  the  Committee,   if  any,  for
participation in the Program.

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         1.07 "Performance Standards" shall mean those performance standards set by the officers of the Company or the Committee, if any, that a participant must achieve to be awarded a bonus. The performance standards shall be set in the sole discretion of the officers or the Committee, if any, and may vary from Participant to Participant.

         1.08 "Program" shall mean this Commercial Concepts, Inc. Stock Bonus Program as it may be amended from time to time.

                                   ARTICLE II
                           DESIGNATION OF PARTICIPANTS

         Within 30 days of the end of each fiscal year, the officers or the Committee, if any, shall meet and specify the name of each employee who shall be entitled to participate in the Program for that fiscal year and shall deliver to each Participant the Performance Standards for that Participant and the number of shares of the Company's common stock that the Participant will be entitled to receive if he or she meets or exceeds his or her Performance Standards. Each year the officers or the Committee, if any, may, in their sole discretion, add additional persons to, and remove persons from, the group of employees that were previously designated to participate in the Program for a prior year or years.

                                   ARTICLE III
                        DETERMINATION OF NUMBER OF SHARES

         3.01 Determination of Number of Shares. Within 30 days after the end of each fiscal year, the Board shall meet and in its sole discretion determine the number of shares that may be awarded to Participants during that fiscal year. In no event may the number of shares to be awarded in any year exceed 2,000,000 shares, and in no event may the total number of shares to be awarded during the term of the Program exceed 5,000,000 shares.

                                   ARTICLE IV
                                AWARD OF BONUSES

         4.01 Award of Bonus. A certificate representing the shares of common stock of the Company earned by any Participant who reaches his or her Performance Standards shall be issued to the Participant within 30 days of the end of the fiscal year in which the Bonus was earned.

         4.02 Death Prior to Award of Bonus. In the event of the Participant's death prior to the award of Bonus that he or she may have earned by meeting or exceeding the Performance Standards, the Bonus of such Participant shall be paid to the Participant's Beneficiary as soon as practicable after the death of the Participant.

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         4.03  Forfeiture of Bonus.  In the event a Participant  ceases to be an employee of the Company for any reason, except as a result of the Participant's death, prior to the end of a fiscal year, the Participant shall forfeit his or her entire Bonus.

                                    ARTICLE V
                                 ADMINISTRATION

         5.01 Board to Administer and Interpret Program. The Board shall administer the Program and shall have all powers necessary for that purpose, including, but not by way of limitation, power to interpret the Program, to determine the eligibility, status and rights of all persons under the Program, and, in general, to decide any dispute. The Board shall maintain all Program records.

         5.02 Determination of Board Final. Board decisions relating to this Program shall be final and conclusive on all persons.

         5.03 Committee. The Board, in its sole discretion, may establish in its stead a Committee to administer the Program in accordance with its terms and purposes and having the powers set forth in Section 6.01 above. The Committee's decisions regarding any question or issue arising under this Program shall be conclusive and binding on all persons having an interest in this Program. The Board may also appoint officers of the company to administer the Program.

         5.04 Organization of Committee. The Committee, if established, shall adopt such rules as it deems desirable for the conduct of its affairs and for the administration of the Program. It may appoint agents (who need not be members of the Committee) to whom it may delegate such powers as it deems appropriate, except that the Committee shall resolve any dispute. The Committee may make its determinations with or without meetings. It may authorize one or more of its members or agents to sign instructions, notices and determinations on its behalf. The action of a majority of the Committee shall constitute the action of the Committee.

         5.05 Indemnification. No member of the Board or of the Committee and no officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the administration of this Program unless attributable to his own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company.

                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

         6.01 Termination of Program. The Company may act through a Board resolution to terminate the Program at any time. The Program shall also terminate when the Company has issued the amount of stock set forth in Section
3.01 above.

         6.02 Amendment by Company. The Company may act through a Board resolution to amend this Program at any time and from time to time, but no amendment shall reduce any benefit that has already been credited as of the effective date of the amendment.

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         6.03 Successors. Any Bonus under the Program shall inure to the benefit of and be binding upon (i) the Company and its successors and assigns;  and (ii)
the  Participants,   and  their  heirs,  executors,   administrators  and  legal
representatives.

                                   ARTICLE VI
                                  MISCELLANEOUS

         7.01 Right to Terminate Employment. Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company nor limit the right of the Company to discharge or otherwise deal with any Participant without regard to the existence of the Program.

         7.02 Construction. This Program is subject to the decisions of the Board (or the Committee, if appointed hereunder) with respect to any question or issue arising under this Program, which decisions shall be conclusive and binding on all persons having an interest in this Program.

         7.03 Entire Agreement. This Program constitutes the entire agreement between the parties with regard to the subject matter hereof and the benefits hereunder shall be independent of, and in addition to, any other benefits or compensation payable under any other agreements that now exist or may hereafter exist from time to time between the Company and the Participant.

         7.04 Governing Law. This Program shall be governed by, and interpreted and enforced in accordance with, the laws of the State of Utah.

         Dated this 1st day of March 2000.


                                                    COMMERCIAL CONCEPTS, INC.

                                                    By: /s/ George Richards
                                                        ------------------------
                                                    Its: President and Chief
                                                         Executive Officer

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